                                                                   Exhibit 10.6



                      AGREEMENT AND PLAN OF REORGANIZATION

                               BETWEEN AND AMONG

                         BARRETT RESOURCES CORPORATION,

                                  BARGATH INC.

                                      AND

                            GRAND VALLEY CORPORATION



                                 April 10, 1996

                      AGREEMENT AND PLAN OF REORGANIZATION
                               TABLE OF CONTENTS

1.  Definitions........................................................ 1
    1.1.  "Articles Of Merger"......................................... 1
    1.2.  "Closing".................................................... 1
    1.3.  "Code"....................................................... 2
    1.4.  "Colorado Act"............................................... 2
    1.5.  "Constituent Corporations"................................... 2
    1.6.  "Cutoff Date"................................................ 2
    1.8.  "Grand Valley Gathering Systems"............................. 2
    1.9.  "GVC"........................................................ 2
    1.10. "GVC Common Stock"........................................... 2
    1.11. "GVC Shareholders"........................................... 2
    1.12. "Hazardous Materials"........................................ 2
    1.13. "Kansas Code"................................................ 2
    1.15. "Merger"..................................................... 2
    1.16. "1933 Act"................................................... 2
    1.17. "1934 Act"................................................... 2
    1.18. "Parent"..................................................... 3
    1.19. "Parent Common Stock"........................................ 3
    1.20. "SEC"........................................................ 3
    1.21. "Sub"........................................................ 3
    1.22. "Subsidiary"................................................. 3
    1.23. "Significant Subsidiary"..................................... 3

2.  The Merger......................................................... 3
    2.1.  Merger....................................................... 3
    2.2.  Effective Time............................................... 3

3.  Articles Of Incorporation, Bylaws And Directors.................... 3
    3.1.  Articles And Bylaws.......................................... 3
    3.2.  Directors Of Surviving Corporation........................... 3

4.  Conversion Of Shares............................................... 3
    4.1.  Conversion Of Shares......................................... 4
    4.2.  Certain Effects Of The Merger................................ 4
    4.3.  Mechanics Of Exchange........................................ 4
    4.4.  Stock Transfer Books......................................... 5

5.  Representations And Warranties Of Parent........................... 5
    5.1.  Organization And Standing.................................... 5
    5.2.  Capitalization............................................... 5
    5.3.  Authority; Non-Contravention................................. 5
    5.4.  Governmental Consents........................................ 6
    5.5.  Disclosure................................................... 6
    5.6.  SEC Documents................................................ 6
    5.7.  Reorganization............................................... 7

6.  Representations And Warranties Of GVC.............................. 7
    6.1.  Organization And Standing.................................... 7
    6.2.  No Subsidiaries.............................................. 7
    6.3.  Capitalization............................................... 7
    6.4.  Authority; Non-Contravention................................. 8
    6.5.  Contracts And Commitments.................................... 8
    6.6.  Compliance With Other Instruments............................ 9
    6.7.  Litigation And Claims........................................ 9
    6.8.  Insurance.................................................... 9
    6.9.  Governmental Consents........................................ 9
    6.10. Disclosure................................................... 9
    6.11. Actions..................................................... 10
    6.12. Taxes....................................................... 10
    6.13. No Employees; No Retirement Obligations..................... 10
    6.14. Books And Records........................................... 11
    6.15. Copies Of Documents......................................... 11
    6.16. Officers, Directors, Employees And Consultants.............. 11
    6.17. Bank Accounts............................................... 11
    6.18. Information................................................. 11
    6.19. Documents Delivered......................................... 11
    6.20. No Material Changes......................................... 11
    6.21. Financial Statements; Undisclosed Liabilities............... 13
    6.22. Leases...................................................... 13
    6.23. No Encumbrances............................................. 13
    6.24. Reorganization.............................................. 14
    6.25. Restricted Stock............................................ 14

7.  Representations And Warranties Regarding Sub...................... 14
    7.1.  Organization and Standing................................... 14
    7.2.  Capital Structure........................................... 14
    7.3.  Authority; Non-Contravention................................ 15

8.  Certain Agreements................................................ 15
    8.1.  Access And Information...................................... 15
    8.2.  Shareholder Authorization................................... 15
    8.3.  Operation Of Business....................................... 15
    8.4.  Preservation Of Business.................................... 16
      ................................................................ 16
    8.7.  Reorganization.............................................. 19
    8.8.  Compliance With The Securities Act.......................... 19
    8.9.  Registration Rights......................................... 20
    8.11. Consents, Waivers And Approvals............................. 21
    8.12. Notice Of Breach Of Warranty................................ 21
    8.13. Additional Documents; Further Assurances.................... 21
    8.14. Notice Of Inaccurate Information............................ 21
    8.15. Publicity................................................... 22

9.  Conditions To Performance By All Parties.......................... 22

10.  Conditions Precedent To Performance By GVC....................... 22

11.  Conditions Precedent To Performance By Parent And Sub............ 23

12.  Indemnification By Parent........................................ 24

13.  Indemnification By GVC Shareholders.............................. 24

14.  Notice Of Claim.................................................. 25

15.  Closing.......................................................... 26

16.  Termination And Abandonment Of The Merger........................ 26
     16.1.  Termination............................................... 26
     16.2.  Effect Of Termination..................................... 26

17.  Amendment Or Waiver.............................................. 26

18.  Entire Agreement................................................. 27

19.  Notice........................................................... 27

20.  Severability..................................................... 27

21.  Headings......................................................... 28

22.  Counterparts..................................................... 28

23.  Expenses......................................................... 28

24.  Nature And Survival Of Representation............................ 28

25.  Benefits And Assignment.......................................... 28

26.  Specific Performance............................................. 28

27.  Brokers.......................................................... 28

28.  Costs............................................................ 28

29.  Termination On Default........................................... 29

30.  Choice Of Law.................................................... 29

                                   SCHEDULES
                                   ---------

Schedule No. And Description
- ----------------------------

6.5. Material Contracts, Indebtedness, Liabilities And Obligations

6.6. Violations Of Articles Of Incorporation, Bylaws, Contracts, Etc.

6.7. Litigation And Claims

6.8. Insurance Policies

6.16.  Annual Compensation

6.20.  No Material Changes

6.21.  GVC Financial Statements

6.22.  Leases

6.23.  Encumbrances

                      AGREEMENT AND PLAN OF REORGANIZATION
                               BETWEEN AND AMONG
                         BARRETT RESOURCES CORPORATION,
                                  BARGATH INC.
                                      AND
                            GRAND VALLEY CORPORATION



     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of March__, 1996, is entered into between and among Barrett Resources Corporation, a Delaware corporation ("Parent"), Bargath Inc. ("Sub"), a Colorado corporation and a wholly-owned subsidiary of Parent, and Grand Valley Corporation, a Kansas corporation ("GVC"). Each of Parent, Sub, and GVC may be referred to individually as a "Party", and all of Parent, Sub, and GVC may be referred to collectively as the Parties".

                                    RECITALS

     A. The Parties to this Agreement desire to effect the merger (the "Merger") of GVC with and into Sub pursuant to the terms and conditions of this Agreement as a result of which (a) Sub shall be the surviving corporation, (b) the separate corporate existence of GVC shall cease, and (c) the holders of the outstanding capital stock of GVC will receive an aggregate of 350,000 shares of common stock of Parent in exchange for all of the shares of common stock of GVC.

     B. The respective Boards Of Directors of Sub and GVC have approved this Agreement and have determined that GVC should merge with and into Sub on the terms and conditions hereinafter set forth in this Agreement.

     C. The Parties desire to effectuate the Merger as a reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     D. The Parties acknowledge that C. Robert Buford is a Director and shareholder of Parent and a Director and a stockholder of GVC.


                                   AGREEMENT

     In consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the Parties agree as follows:

     1. Definitions.  As used in this Agreement the following terms have the
        -----------
meanings indicated:

        1.1. "Articles Of Merger" refers to the articles of merger merging GVC into Sub and meeting the requirements of the Colorado Act and the Kansas Code.

        1.2. "Closing" refers to the consummation of the transactions contemplated by this Agreement.

        1.3.  "Code" refers to the Internal Revenue Code of 1986, as amended.

        1.4. "Colorado Act" refers to the Colorado Business Corporation Act.

        1.5. "Constituent Corporations" refers to Sub and GVC, collectively.

        1.6. "Cutoff Date" refers to March 1, 1996, which is the date on which all obligations and rights with respect to GVC corporate activities transfer from the GVC Shareholders to Sub pursuant to Section 8.5 of this Agreement.

        1.7. "Effective Time" refers to the date and time of the filing of the Articles Of Merger with the Secretary of State of the State of Colorado.

        1.8. "Grand Valley Gathering Systems" means the pipeline gathering system and related facilities located in the Grand Valley Field in Mesa and Garfield Counties, Colorado in which GVC owns a 10.4327 percent interest as of the date of this Agreement and GVC's interest in the Trailridge Gathering System and Rulison Gathering System.

        1.9. "GVC" refers to Grand Valley Corporation, a Kansas corporation currently classified as a Subchapter S corporation for income tax reporting.

        1.10. "GVC Common Stock" refers to the $1.00 par value common stock of GVC.

        1.11. "GVC Shareholders" means C. Robert Buford, Robert Canterbury Buford, Martha Josephine Buford, and Anne Sharp Buford, who collectively own all the outstanding GVC Common Stock.

        1.12. "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials and substances, including but not limited to radioactive materials regulated pursuant to any Environmental Law or that could result in liability under any Environmental Laws.

        1.13.  "Kansas Code" means the General Corporation Code of Kansas.

        1.14. "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or GVC, as the case may be, any change or effect that is or, so far as can reasonably be determined, is likely to be materially adverse to the assets, properties, condition (financial or otherwise), business or results of operations of Parent and its Significant Subsidiaries taken as a whole or GVC, as the case may be.

        1.15. "Merger" refers to the merger of GVC into Sub pursuant to the terms and conditions of this Agreement.

        1.16.  "1933 Act" refers to the Securities Act of 1933, as amended.

        1.17. "1934 Act" refers to the Securities Exchange Act of 1934, as amended.

        1.18. "Parent" refers to Barrett Resources Corporation, a Delaware corporation, unless otherwise indicated.

        1.19. "Parent Common Stock" refers to the $.01 par value common stock of Parent.

        1.20.  "SEC" refers to the Securities And Exchange Commission.

        1.21. "Sub" refers to Bargath Inc., a Colorado corporation, all the outstanding shares of which are owned by Parent, unless otherwise indicated.

        1.22. "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which Parent or GVC, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50 percent or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

        1.23. "Significant Subsidiary" means any Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X of the United States Securities And Exchange Commission (the "SEC").

     2. The Merger.
        ----------

        2.1. Merger.  Subject to the terms and conditions hereof, at the
             ------
Effective Time, GVC shall be merged with and into Sub in accordance with the laws of the State of Colorado and the State of Kansas; with Sub being the surviving corporation. Sub is also sometimes referred to as the "Surviving Corporation".

        2.2. Effective Time.  Subject to compliance by Sub and GVC with the
             --------------
covenants and agreements of, and satisfaction of the conditions contained in, this Agreement, the Parties shall take all actions as are required by law to make the Merger effective, including the filing of duly executed Articles Of Merger meeting the requirements of the Colorado Act and the Kansas Code with the Secretary of State of the State of Colorado and the Secretary of State of the State of Kansas. The Merger shall become effective on the date and as of the time of the filing of the Articles Of Merger with the Secretary of State of the State of Colorado. Such date and time are herein referred to as the "Effective Time". The Articles Of Merger shall be executed at the Closing and filed promptly thereafter.

     3. Articles Of Incorporation, Bylaws And Directors.
        -----------------------------------------------

        3.1. Articles And Bylaws.  The Articles Of Incorporation and Bylaws of
             -------------------
Sub in effect at the Effective Time shall be the Articles Of Incorporation and Bylaws of the Surviving Corporation.

        3.2. Directors Of Surviving Corporation.  At the Effective Time the
             ----------------------------------
directors of the Surviving Corporation shall be William J. Barrett, J. Frank Keller and Robert W. Howard. After the Merger, the directors of Sub shall be William J. Barrett, J. Frank Keller and Robert W. Howard.

     4. Conversion Of Shares.
        --------------------

        4.1. Conversion Of Shares. At the Effective Time, by virtue of the
             --------------------
Merger and without any further action:

        4.1.1. Each share of common stock, $1.00 par value ("GVC Common Stock"), of GVC issued and outstanding shall be cancelled and converted into the right to receive seven shares of common stock, $.01 par value, of Parent ("Parent Common Stock").

        4.1.2. No fractional shares of the Parent Common Stock will be issued. Each shareholder of GVC shall receive the number of shares of Parent Common Stock set forth below:



                            Shares of Common        Shares of Parent Common
GVC Shareholder                Stock Held                   Stock to be Issued
- ---------------             ----------------                ------------------

C. Robert Buford                 5,000                                  35,000
Robert Canterbury Buford        15,000                                 105,000
Martha Josephine Buford         15,000                                 105,000
Anne Sharp Buford               15,000                                 105,000


        4.2. Certain Effects Of The Merger. At the Effective Time, the separate
             -----------------------------
existence of GVC shall cease, and GVC shall be merged with and into Sub, which, as the Surviving Corporation, shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other choses in action and other interests due or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter as effectively the property of the Surviving Corporation as they were of the respective Constituent Corporations and shall not revert or be in any way impaired by reason of the Merger; subject to the provisions of
Section 8.5 of this Agreement, all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

        4.3. Mechanics Of Exchange.  At the Closing, each GVC Shareholder who is
             ---------------------
the holder of a certificate that immediately prior to the Effective Time represented outstanding shares of GVC Common Stock shall surrender that certificate, together with any other reasonably required documents, to Parent and that GVC Shareholder shall be entitled, upon surrender, to receive in exchange therefor certificates representing shares of Parent Common Stock in accordance with the terms of this Agreement. If any certificate for Parent Common Stock is to be issued in a name other than that in which the certificate for shares of GVC Common Stock surrendered in exchange therefor is registered, it shall be a condition of that exchange that the person requesting the exchange shall pay to Boston Equiserve Limited Partnership, 150 Royall Street, Canton, Massachusetts 02021 (the "Transfer Agent"), any transfer or other taxes or fees required by reason of the issuance of certificates for Parent Common Stock in a name other than that of the registered holder of the GVC certificate surrendered. Any GVC shareholder whose certificates representing shares of GVC Common Stock shall have been lost or destroyed may obtain the certificate representing the Parent Common Stock to which that GVC shareholder is entitled by reason of the consummation of the Merger, provided that the GVC shareholder delivers to Parent and the Transfer Agent a statement certifying to the loss or destruction and providing for indemnity or in certain cases a bond satisfactory to Parent and the Transfer Agent indemnifying Parent and the Transfer Agent against any loss or expense either of them may incur if the lost or destroyed certificates are thereafter presented to the Transfer Agent for exchange.

        4.4. Stock Transfer Books.  At the Effective Time, the stock transfer
             --------------------
books of GVC shall be closed and no transfer of GVC Common Stock thereafter shall be made.

     5. Representations And Warranties Of Parent.
        ----------------------------------------

        Parent represents and warrants to GVC as follows:

        5.1. Organization And Standing.  Each of Parent and the Significant
             -------------------------
Subsidiaries (as defined below in this Section 5.1) is a corporation duly organized, validly existing and in good standing under the laws of its respective state of its incorporation. Each of Parent and the Significant Subsidiaries has the requisite corporate power to own and operate its properties and assets, and to carry on its business as currently conducted and as proposed to be conducted. Each of Parent and the Significant Subsidiaries is licensed or qualified as a foreign corporation and is in good standing in every state, or other jurisdiction, wherein the character of its property or the nature of its activities makes such licensing or qualification necessary and wherein the failure to be so licensed or qualified would have a Material Adverse Effect on the business and operations of Parent taken as a whole. Parent has furnished GVC or GVC's counsel with copies of its and the Sub's current Certificates or Articles of Incorporation and Bylaws (certified by its corporate Secretary). These copies are true, correct and complete in the form in which they now exist and contain all amendments through the date of this Agreement.

        5.2. Capitalization.  Parent's entire authorized capital stock consists
             --------------
of 35,000,000 shares of Parent Common Stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. At March 12, 1996, there were 25,103,666 shares of Parent Common Stock issued and outstanding. This does not include 1,093,726 shares of Parent Common Stock reserved for issuance pursuant to Parent's stock option plans and an additional 700,000 shares of Parent Common Stock that have been reserved for issuance pursuant to Parent's stock option plans pursuant to amendments to those plans approved by the Board Of Directors of Parent on March 5, 1996 subject to approval by Parent's stockholders. There are no shares of Parent's preferred stock outstanding.

        5.3. Authority; Non-Contravention.  Parent has the requisite power and
             ----------------------------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Parent of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board Of Directors, and, except for the corporate filings required by state law, no other corporate proceedings on the part of Parent are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and (assuming the due authorization, execution and delivery hereof by GVC) constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent under, any provision of (i) the Certificate Of Incorporation or Bylaws (true and complete copies of which as of the date hereof have been delivered to GVC) of Parent,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement instrument, permit, concession, franchise or license applicable to Parent or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, right, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

        5.4. Governmental Consents.  Except for actions that have been or will
             ---------------------
be taken prior to the Closing, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental or regulatory authority on the part of Parent or any Significant Subsidiary is required in connection with the consummation of the transactions contemplated by this Agreement. As of the Closing, there will be no consent of any third party that has not been obtained and that is required in order to consummate the transactions being consummated at the Closing.

        5.5. Disclosure.  Neither this Agreement nor any Schedule, Exhibit or
             ----------
certificate delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of Parent or of any of the Significant Subsidiaries, or by any of the directors or officers of Parent or of any of the Significant Subsidiaries, in connection with the transactions contemplated hereby, contains any untrue statement (attributable to Parent) of a material fact. There is no fact known to Parent which would cause a Material Adverse Effect on the business, prospects or financial condition of Parent and the Significant Subsidiaries or any of their respective properties or assets taken as a whole, which has not been set forth in this Agreement or in the Schedules or Exhibits or certificates, SEC filings by Parent, or statements in writing furnished in connection with the transactions contemplated by this Agreement. Parent has fully provided GVC with all the written information that GVC has requested for the purpose of deciding whether to consummate the Merger. Parent agrees that, during the period between execution of this Agreement and the date of the Closing, Parent will provide all additional information that GVC reasonably requests.

        5.6. SEC Documents.  Parent has filed all required documents with the
             -------------
SEC since January 1, 1993 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). There is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of Parent or any Subsidiary of Parent of which the executive officers of Parent have knowledge and which is required by generally accepted accounting principles to be reflected or reserved against or otherwise disclosed in the most recent financial statements of Parent included in the Parent SEC Documents which is not so reflected or reserved against that individually or in the aggregate would have a Material Adverse Effect on Parent.

        5.7. Reorganization.  To the knowledge of Parent, neither Parent nor Sub
             --------------
has taken any action or failed to take any action which action or failure to take action would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Without limiting the foregoing: (i) Sub is wholly owned directly by Parent, (ii) Parent has no plan or intention: to cause the Surviving Corporation to issue any shares of stock following the Merger, to reacquire any of the Parent Common Stock issued in the Merger, to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another corporation, to sell or otherwise dispose of any stock of the Surviving Corporation, or to cause the Surviving Corporation to sell or otherwise dispose of (except in the ordinary course of business) any of its assets, (iii) following the Merger, the Surviving Corporation will continue at least one significant historic business line of GVC, or use at least a significant portion of GVC's historic business assets in a business, in each case within the meaning of Treas. Reg. (S) 1.368-1(d), and (iv) neither Parent nor any of its Subsidiaries own, nor have any of them owned during the past five years, any capital stock of GVC.

     6. Representations And Warranties Of GVC.  GVC agrees, represents and
        -------------------------------------
warrants to Parent and Sub as follows:

        6.1. Organization And Standing.  GVC is a corporation duly organized,
             -------------------------
validly existing and in good standing under the laws of the State of Kansas.
GVC has the requisite corporate power to own and operate its properties and assets, and to carry on its business as currently conducted and as proposed to be conducted. GVC is licensed or qualified as a foreign corporation and is in good standing in every state, or other jurisdiction, wherein the character of its property or the nature of its activities makes such licensing or qualification necessary and wherein the failure to be so licensed or qualified would have a Material Adverse Effect on the business and operations of GVC taken as a whole. GVC does not own or lease property in any jurisdiction other than Colorado and Kansas.

        6.2. No Subsidiaries.  GVC has no partially or wholly-owned, direct or
             ---------------
indirect, Subsidiaries.

        6.3. Capitalization.  GVC's entire authorized capital stock consists of
             --------------
500,000 shares of GVC Common Stock, par value $1.00 per share, and no shares of preferred stock. At April 10, 1996, there were 50,000 shares of GVC Common Stock issued and outstanding and there are no shareholders of GVC other than the GVC Shareholders listed in Section 1.11. GVC has no stock option plans or agreements. GVC has granted no warrant, call, option, convertible security or other agreement or right (contingent or otherwise) to purchase or acquire any GVC Common Stock or any other capital stock of GVC, GVC has no commitment to issue such warrant, call, option, convertible security or other right, and, to the best of GVC's knowledge, GVC has no obligation, contingent or otherwise, to purchase, redeem, or otherwise acquire any shares of GVC's capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof, except as permitted by this Agreement.

        6.4. Authority; Non-Contravention.  GVC has the requisite power and
             ----------------------------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by GVC of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board Of Directors and, subject to the approval of the shareholders of GVC as provided in
Section 8.2 of this Agreement, and, except for the corporate filings required by state law, no other corporate proceedings on the part of GVC are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by GVC and (assuming the due authorization, execution and delivery hereof by Parent and Sub and assuming the approval of the shareholders of GVC as provided in Section 8.2 of this Agreement) constitutes a valid and binding obligation of GVC enforceable against GVC in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of GVC under, any provision of (i) the Articles Of Incorporation or Bylaws (true and complete copies of which as of the date hereof have been delivered to Parent) of GVC, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement instrument, permit, concession, franchise or license applicable to GVC or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to GVC or any of its properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, right, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on GVC , materially impair the ability of Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

        6.5. Contracts And Commitments.  Other than this Agreement and the
             -------------------------
agreements and documents contemplated herein, attached hereto as Schedule 6.5 is a list of all agreements, contracts, indebtedness, liabilities and other obligations known to GVC to which GVC is a Party or by which GVC is bound or subject, which are material to the conduct and operations of its business. True and complete copies of such agreements and obligations, if extant, have been made available for inspection by Parent at the offices of GVC. Except as set forth on Schedule 6.5, all of the contracts and other agreements listed on
Schedule 6.5 are valid and binding upon GVC in accordance with their terms, and neither GVC nor, to the knowledge of GVC, any other Party is in default, nor has GVC received or sent notice of default or of any unresolved claim, under any such contracts or other agreements. Except as separately identified on Schedule 6.5, no approval or consent of any person is needed in order that the contracts and other agreements set forth on Schedule 6.5 or on any other Schedule continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

        6.6. Compliance With Other Instruments.  GVC is not in violation of any
             ---------------------------------
term of its Articles Of Incorporation or Bylaws, or in any respect material to the business and operations of GVC taken as a whole of any contract, agreement, instrument, judgment, decree, or order, except as set forth on Schedule 6.6 hereto. Except as set forth on Schedule 6.6 to the best of GVC's knowledge GVC is not in violation of any material federal, state, or local law, ordinance, statute, rule or regulation or any other material requirement of any governmental or regulatory body, court or arbitrator applicable to the business of that entity. GVC holds, or believes that in the ordinary course of business it will be able to obtain, all licenses, permits, orders and approvals of any federal, state or local governmental or regulatory bodies that are material to or necessary for the conduct of the business of GVC (collectively,

"Permits"). All Permits are in full force and effect; and no proceeding is pending or, to the knowledge of Parent, threatened to revoke or limit any Permit.

        6.7. Litigation And Claims.  Except as shown on Schedule 6.7 hereto, and
             ---------------------
except for claims of creditors of GVC for unpaid obligations, there is no action, suit, claim or legal, administrative or arbitral proceeding or investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending and known to GVC or known and currently threatened against GVC or any properties or assets of any of them nor to the knowledge of GVC is there a basis therefor which questions the validity of this Agreement or the right of GVC to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any Material Adverse Change in the assets, condition, affairs or prospects of GVC, financially or otherwise, nor does GVC know of any meritorious basis for the foregoing. Other than those incurred in the ordinary course of business, neither GVC nor any properties or assets of GVC is a Party or subject to the provisions of any order, writ, injunction, judgment, award or decree of any court or government or regulatory agency or instrumentality or arbitration tribunal of a material nature that has not been disclosed in
Schedule 6.8. All notices required to have been given to any insurance company listed as insuring against any action, suit or claim set forth on Schedule 6.7 have been timely and duly given and no insurance company has asserted, orally or in writing, that such claim is not covered by the applicable policy relating to such claim.

        6.8. Insurance.  All the insurable properties of GVC are insured for the
             ---------
benefit of GVC under valid and enforceable policies in full force and effect issued by financially sound and reputable insurers (a) in reasonably sufficient amounts against all risks usually insured against by persons operating similar properties in the locality where such properties are located or (b) as reasonably determined by GVC after consideration of risk, reward, cost and other relevant factors. GVC's insurance policies, copies of which have been provided to Parent, are listed on Schedule 6.8 hereto.

        6.9. Governmental Consents.  Except for actions that have been or will
             ---------------------
be taken prior to the Closing, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental or regulatory authority on the part of GVC is required in connection with the consummation of the transactions contemplated by this Agreement. As of the Closing, there will be no consent of any third party that has not been obtained and that is required in order to consummate the transactions being consummated at the Closing.

        6.10.  Disclosure.  Neither this Agreement nor any Schedule, Exhibit or
               ----------
certificate delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of GVC, or by any of the directors or officers of GVC in connection with the transactions contemplated hereby, contains any untrue statement (attributable to GVC) of a material fact. There is no fact known to GVC which would cause a Material Adverse Effect on the business, prospects or financial condition of GVC or any of its respective properties or assets taken as a whole, which has not been set forth in this Agreement or in the Schedules or Exhibits or certificates or statements in writing furnished in connection with the transactions contemplated by this Agreement. GVC has fully provided Parent with all the written information that Parent has requested for the purpose of deciding whether to consummate the Merger. GVC agrees that, during the period between execution of this Agreement and the date of the Closing, GVC will provide all additional information that Parent reasonably requests.

        6.11.  Actions.  Except as otherwise set forth in this Agreement or the
               -------
Schedules hereto, during the period from March 1, 1996, to and including the date of Closing, GVC will not have (a) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, (b) incurred any indebtedness for money borrowed or incurred any other liabilities or obligations, or (c) made any loans or advances to any officer, director or shareholder, (d) sold, exchanged or otherwise disposed of any its assets or rights, (e) permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, (f) sold, transferred or otherwise disposed of any assets, (g) made any capital expenditure or commitment therefor, (h) made any bonus or profit sharing distribution or payment of any kind, (i) increased its indebtedness for borrowed money, or made any loan to any person, (j) written-off as uncollectible any notes or accounts receivable, (k) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any officer, director, employee or consultant, (l) cancelled or waived any claims or rights, (m) made any change in any method of accounting or auditing practice, (n) otherwise conducted its business or entered into any transaction, other than in the usual and ordinary manner and in the ordinary course of its business, or (o) agreed, whether or not in writing, to do any of the foregoing. GVC will cause all outstanding bank debt to be paid in full prior to the Effective Time.

        6.12.  Taxes.  All income, excise, occupation, franchise, and other
               -----
taxes, duties or charges levied, assessed or imposed upon GVC by the United States or by any government, state, municipality or governmental subdivision have been duly paid or adequately provided for or are being timely and properly contested, and all income, excise, franchise and other tax reports or other reports required by law or regulation have been duly filed or extensions have been duly obtained. All federal and state tax returns of GVC have been filed by GVC as required with the appropriate governmental agency and all assessments with respect to such periods have been paid or adequately provided for or are being timely and properly contested. Since January 1, 1990, (a) no audit of any federal, state or local tax returns of GVC has been conducted, is in progress or, to GVC's knowledge, has been threatened, (b) GVC has not waived any statute of limitations with respect to any of its tax liabilities, including, without limitation, liability for federal income or any other taxes for any period prior to the date hereof, and (c) no consents have been filed pursuant to Section 341(f) of the Code by GVC or any transferor corporation to GVC. The federal and state income tax returns for the fiscal year ended December 31, 1995 have been filed. The GVC Shareholders will prepare and file a federal and state income tax return for the period through the Effective Time. This tax return will be prepared in sufficient detail to determine the tax basis of the investments as of that date.

        6.13.  No Employees; No Retirement Obligations.  GVC has no employees.
               ---------------------------------------
GVC has no obligation under any pension, retirement or similar plan or obligation, whether of a legally binding nature or in the nature of informal understandings. GVC has no employment contracts, collective bargaining agreements, health, medical, long-term disability, dental, overriding royalty plans, or pension, bonus, profit-sharing, stock option, or 401(k) plans, or other agreements providing for employee remuneration or benefits, or any consulting, commission or fee agreements with independent contractors.

        6.14.  Books And Records.  With respect to matters occurring since the
               -----------------
inception of GVC, the minute books of GVC contain complete and accurate records of all meetings and other corporate actions of GVC's shareholders, Board Of Directors and all committees, if any, appointed by the Board Of Directors.

        6.15.  Copies Of Documents.  GVC has caused to be made available, to the
               -------------------
extent reasonably requested by Parent, for inspection and copying by Parent and its advisors, true, complete and correct copies of all documents referred to in any Schedule furnished by GVC to Parent.

        6.16.  Officers, Directors, Employees And Consultants.  Schedule 6.16
               ----------------------------------------------
sets forth the name and total annual compensation, from GVC, of each officer and director and of each other consultant, agent or other representative of GVC other than day laborers and contract employees. GVC has made no commitment or agreement to increase the compensation or to modify the conditions or terms of engagement of any such person and GVC has no other liability to any such person. None of such persons has made a written threat to GVC or to any of GVC's officers or directors to cancel or otherwise terminate such person's relationship with GVC.

        6.17.  Bank Accounts.  Immediately prior to the Effective Time, GVC will
               -------------
distribute the funds in the GVC bank accounts at that time to Russell Briggs as agent for the GVC Shareholders, which distribution shall be deemed to be a payment on the Activity Notes described in Section 8.5.5.

        6.18.  Information.  GVC has made available, and will continue to make
               -----------
available upon request, to Parent all of GVC's information relating to GVC's interests in gas transmission facilities, pipelines, gathering systems, and related assets. All information provided or made available to Parent is accurate, correct, and complete in all material respects.

        6.19.  Documents Delivered.  GVC has furnished to Parent for its
               -------------------
examination true and complete copies of the following: (a) the Articles Of Incorporation, as amended, and the Bylaws, as amended, of GVC, certified as correct and complete by the Secretary of GVC; (b) the minute book of GVC, certified as correct and complete by the Secretary of GVC, containing all records required to be set forth concerning all proceedings, consents, actions and meetings of the shareholders and the Board of Directors of GVC; and (c) all material permits, orders, and consents (issued by a governmental or quasi-governmental authority) received by GVC, or with respect to any security of GVC, and all applications for such permits, orders and consents, except for permits, orders and consents, or applications therefor, issued to or received by GVC in the ordinary course of GVC's business. No amendments will be made to the Articles Of Incorporation or Bylaws of GVC prior to the Closing without Parent's consent.

        6.20.  No Material Changes.  Except as set forth in Schedule 6.20, since
               -------------------
March 1, 1996, none of the following has occurred:

               6.20.1.   Any material transaction by GVC;

               6.20.2. Any capital expenditure by GVC, except for amounts paid for invoices from Sub as the operator of the Grand Valley Gathering Systems;

               6.20.3. Any changes in the condition (financial or otherwise), liabilities, assets, or business of GVC that, when considered individually or in the aggregate, have a Material Adverse Effect except for general political, economic or industry changes that GVC reasonably believes Parent already has knowledge of from sources other than GVC;

               6.20.4. The destruction of, damage to, or loss of any asset of GVC (regardless of whether covered by insurance) that, when considered individually or in the aggregate, has a Material Adverse Effect upon the condition (financial or otherwise) or business of GVC;

               6.20.5. Any labor matters or other events or conditions of any character that, when considered individually or in the aggregate, have a Material Adverse Effect upon the condition (financial or otherwise) of GVC except for general political, economic or industry changes that GVC reasonably believes Parent already has knowledge of from sources other than GVC;

               6.20.6. Any change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by GVC;

               6.20.7. The declaration, setting aside, or payment of a dividend or other distribution with respect to the capital stock of GVC, or any direct or indirect redemption, purchase or other acquisition by GVC of any of its shares of capital stock, except as otherwise permitted in this Agreement;

               6.20.8. Any increase in the salary or other compensation payable or to become payable by GVC to any of its officers or directors, or the declaration, payment, or commitment or obligation of any kind for the payment by GVC of a bonus or other additional salary or compensation to any such person;

               6.20.9. The amendment or termination of any contract, agreement, or license to which GVC is a party;

               6.20.10. Any loan by GVC to any person or entity, or the guaranteeing by GVC of any loan;

               6.20.11. Any mortgage, pledge or other encumbrance of any asset of GVC;

               6.20.12.  The waiver or release of any right or claim of GVC;

               6.20.13. Any other events or conditions of any character within the knowledge of GVC that, when considered individually or in the aggregate, have or might reasonably be expected to have a Material Adverse Effect on the condition (financial or otherwise), business or assets of GVC except for general political, economic or industry events or conditions that GVC reasonably believes Parent already has knowledge of from sources other than GVC;

               6.20.14. The issuance or sale by GVC of any shares of its capital stock of any class, or of any other of its securities;

               6.20.15. The granting, by GVC, exercise or expiration of options or other rights to purchase securities of GVC; or

               6.20.16. Any agreement by GVC to do any of the things described in this Section 6.20.

               6.21.  Financial Statements; Undisclosed Liabilities. Schedule
                      ---------------------------------------------
6.21 to this Agreement sets forth the unaudited balance sheets of GVC as of December 31, 1995, together with the related unaudited statements of operations for the 12 months ended December 31, 1995, certified by the Treasurer of GVC. That Schedule also includes an unaudited balance sheet of GVC as of March 1, 1996, together with the related unaudited statements of operations for the two months ended March 1, 1996, certified by the Treasurer of GVC. The financial statements in Schedule 6.21 are referred to as the "GVC Financial Statements". The financial statements as of March 1, 1996 are based on the best available information as of the Effective Time and may be modified for subsequent information as provided in Section 8.5. Except as set forth in Schedule 6.21, the GVC Financial Statements have been prepared on a tax basis consistently followed by GVC throughout the periods indicated, and fairly present the financial position of GVC as of the respective dates of the balance sheets included in the GVC Financial Statements, and the results of the operations for the respective periods indicated. GVC does not have any debt, liability or any obligations of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, including a debt, liability or obligation relating to or arising out of any act, transaction, circumstance or state of facts that occurred or existed on or before March 1, 1996, that is not reflected, reserved against or noted in GVC's balance sheet as of March 1, 1996, included in the GVC Financial Statements, except for those debts, liabilities or obligations that are not required by generally accepted accounting principles to be included in the GVC Financial Statements and that are set forth in
Schedule 6.21. The statements made in the preceding sentence are to the best of GVC's knowledge and belief with respect to matters occurring prior to March 1, 1996. All material debts, liabilities, and obligations incurred by GVC after March 1, 1996 were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

               6.22.  Leases.  Schedule 6.22 attached to this Agreement is a
                      ------
complete and accurate legal description of each parcel of real property, other than the Grand Valley System, leased to GVC. Schedule 6.22 also contains a description of all buildings located on the real properties described in that Schedule. In addition, Schedule 6.22 sets forth a statement of the rent chargeable and the lease term expiration date for each of the real properties described in that Schedule. Except as set forth in Schedule 6.22, all the leases in Schedule 6.22 are valid, in good standing, and in full force and there does not exist any default or event that with notice or lapse of time, or both, would constitute a default under any of these leases.

               6.23.  No Encumbrances. All of GVC's interests in the Grand
                      ---------------
Valley System and in tangible and intangible property are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of liens, pledges, charges, encumbrances, equities, claims, conditions, or restrictions, except for (a) those restrictions, conditions or liens disclosed in GVC's balance sheet as of December 31, 1995 included in the GVC Financial Statements, or in Schedule 6.23 to this Agreement; (b) the lien of current taxes not yet due and payable; and (c) matters that, in the aggregate, are not substantial and do not materially detract from or interfere with the present or intended use of these assets, or do not materially impair the business operations of GVC. All real property and tangible personal property of GVC is in good operating condition and repair, ordinary wear and tear excepted. GVC is in possession of all premises leased to it from others. To the best of GVC's knowledge, no officer, director, or representative of GVC, nor any spouse, child or other member of the immediate family of these persons, owns, or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to GVC. GVC does not occupy any real property in violation of any law, regulation or decree.

        6.24.  Reorganization. To the knowledge of GVC, GVC has not taken
               --------------
any action or failed to take any action which action or failure to take action would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Without limiting the foregoing: (i) to the knowledge of the executive officers of GVC, there is no plan or intention on the part of the holders of GVC Common Stock to sell, exchange, or otherwise dispose of a number of shares of Parent Common Stock that would cause paragraph 2 of Section 7.03 of Rev. Proc. 77-37 (as amplified) not to be true as applied to the Merger, and all the GVC Shareholders own more than five percent of the outstanding GVC Common Stock, (ii) as of the Effective Time and immediately following the Merger, the Surviving Corporation will hold "substantially all" of GVC's properties within the meaning of Section 368(a)(2)(E) of the Code and Rev. Proc. 77-37 (as amplified), (iii) there is no intercorporate indebtedness between GVC and Parent, (iv) immediately following the Merger, the Surviving Corporation will be wholly owned directly by Parent, and the Surviving Corporation will not have outstanding any type of right or obligation pursuant to which any person could acquire capital stock of the Surviving Corporation, and (v) GVC has no plan or intention for the Surviving Corporation to issue additional shares of its capital stock following the Merger.

        6.25.  Restricted Stock. GVC understands and agrees that the
               ----------------
shares of Parent Common Stock have not been registered under federal or state securities laws and are "restricted" securities as defined in Rule 144 under the Securities Act of 1933, as amended (the "Act"). GVC understands and agrees that no holder of GVC Common Stock may sell, offer for sale, transfer, pledge or hypothecate the shares of Parent Common Stock in the absence of an effective registration statement covering that transaction, under all applicable federal and state securities laws, unless that transaction is exempt from registration under all applicable federal and state securities laws, including an exemption under rule 144 promulgated under the Act. GVC understands that the GVC Shareholders will have the registration rights with respect to the Parent Common Stock granted pursuant to Section 8.9. Each GVC Shareholder shall agree to be bound by the provisions of this Section 6.25 by signing a counterpart of this Agreement prior to Closing.

     7. Representations And Warranties Regarding Sub.  Parent and Sub jointly
        --------------------------------------------
and severally represent and warrant to GVC as follows:

        7.1. Organization and Standing.  Sub is a corporation duly incorporated,
             -------------------------
validly existing and in good standing under the laws of the State of Colorado.

        7.2. Capital Structure. The authorized capital stock of Sub consists of
             -----------------
10,000 shares of common stock, par value $.001 per share, all of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all liens, claims and encumbrances.

        7.3. Authority; Non-Contravention.  Sub has the requisite power and
             ----------------------------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Sub of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board Of Directors and by Parent as Sub's sole stockholder, and, except for the corporate filings required by state law, no other corporate proceedings on the part of Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sub and (assuming the due authorization, execution and delivery hereof by GVC) constitutes a valid and binding obligation of Sub enforceable against Sub in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Sub under, any provision of (i) the Certificate Of Incorporation or Bylaws (true and complete copies of which as of the date hereof have been delivered to GVC) of Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement instrument, permit, concession, franchise or license applicable to Sub or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sub or any of its properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, right, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Sub, materially impair the ability of Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     8. Certain Agreements.
        ------------------

        8.1. Access And Information.  GVC shall give to Parent and Sub and their
             ----------------------
respective representatives and Sub shall give to GVC and its representatives, during normal business hours from the date of execution of this Agreement until the Effective Time, full access to all properties, books, contracts and records (including tax returns and insurance policies) of or relating to GVC, Parent, or Sub, respectively, with all information reasonably requested by the other Party. Except as agreed to by GVC, Parent, and Sub, all information obtained hereunder which is not otherwise public shall be held confidential and, in the event of termination of this Agreement, all documents (including copies thereof) obtained hereunder containing such information shall be destroyed or returned to the Party from which they were obtained. At the Closing, GVC shall deliver to Parent all books, contracts, and records (including tax returns and insurance policies) of or relating to GVC.

        8.2. Shareholder Authorization.  The Board of Directors of GVC will
             -------------------------
submit this Agreement and the transactions contemplated by this Agreement to its shareholders for their approval in accordance with all applicable laws and the governing documents of GVC at the earliest practicable date.

        8.3. Operation Of Business.  Each of GVC and Sub agrees with the other
             ---------------------
that from the date hereof to the Effective Time, except as otherwise consented to or approved by the other in writing, each will operate its business as presently operated in the ordinary course, and, consistent with those operations, each of GVC and Sub will substantially comply with all applicable legal and contractual obligations, except where noncompliance will not cause a Material Adverse Effect on their respective operations, and will use its best efforts consistent with past practices to preserve the goodwill of its suppliers, customers and others with whom it has business relationships; and neither GVC nor Sub, without the written consent of the other Party, (a) shall institute nor use any methods of purchase, sale, lease, management, accounting or operation that are inconsistent with practices normally followed or that vary substantially from those methods used by that Party as of the date of this Agreement, (b) will take any action (or omit to take any action) which action or omission would cause any representation to be untrue at any time prior to the Effective Time as if that representation or warranty were made at and as of the Effective Time, or make any change in any method of reporting income or expenses for federal income tax purposes.

        8.4.  Preservation Of Business.  Unless it has the written consent of
              ------------------------
the other Party to this Agreement, GVC and Sub will each use its best efforts to preserve its business organization intact and to preserve its present relationships with suppliers, customers and others having business relationships with it.

        8.5. Allocation Of Revenues, Expenses, And Capital Investments.
             ---------------------------------------------------------

             8.5.1. The GVC Shareholders represent that GVC is being reported as an "S corporation" for income tax purposes under the Code. As an "S corporation", the profits and losses of GVC for all periods prior to and through the Cutoff Date are taxed to the GVC Shareholders.

             8.5.2. Parent, Sub and GVC Shareholders each acknowledge that neither the Parent nor the Sub is acquiring any interest in the activities of GVC prior to the Cutoff Date. All revenue and expense, including capital funding, for all periods prior to and through the Cutoff Date will be allocated to the GVC Shareholders. Any cash distributions with respect to activities prior to the Cutoff Date will accrue to the benefit of the GVC Shareholders.
The GVC Shareholders will own all rights to any cash, accounts receivable, or other similar assets of GVC as of the Cutoff Date. The GVC Shareholders will be obligated to pay for any accounts payable, accrued liabilities, debt balances or similar liabilities of GVC as of the Cutoff Date.

             8.5.3. Due to the nature of GVC operating activities, there is a time lag between the occurrence of an operating activity and the date on which information becomes available to accurately prepare the financial statements. This information time lag will not affect the ultimate responsibility or rights of the GVC Shareholders for activities prior to the Cutoff Date. Parent, Sub and GVC Shareholders agree to cooperate in determining the amount of activities accruing to each party as of the Cutoff Date. By June 30, 1996 Parent, Sub and GVC Shareholders will determine the amount of GVC activities that occurred prior to March 1, 1996 and the amount of activities that occurred subsequent to March 1, 1996.

             8.5.4. GVC Shareholders agree to execute and deliver to GVC at the Closing a note payable to GVC (the "Funding Note") in an amount equal to the unpaid amounts related to capital commitments and investments accrued through and including the Cutoff Date, which amount shall be determined using information available to Sub and GVC immediately prior to Closing and which amount shall be subject to adjustment as provided in this Section 8.5. The Funding Note shall be in the form of Exhibit A attached to and made a part of this Agreement. The Funding Note will not bear interest and will mature on June 30, 1996. Adjustments to the amount of the Funding Note will be determined during the period from the Cutoff Date to June 30, 1996 in accordance with this
Section 8.5. The Funding Note will include bank debt owed by GVC as of the Cutoff Date that has not been paid prior to the Closing and interest due on the bank debt through the date the bank debt is repaid. The GVC Shareholders will cause the bank debt to be paid in full prior to the Closing. Amounts paid by the GVC Shareholders after the Cutoff Date to repay the bank debt, either directly to the bank or to GVC for repayment to the bank, will be removed from the principal balance set forth on the Funding Note only to the extent that those amounts were previously included in the principal balance set forth on the Funding Note. The GVC Shareholders may make payments to GVC to reduce the principal balance of the Funding Note during the period from the Cutoff Date to the Effective Time. The principal balance of the Funding Note will be reduced for any prepayments made by GVC for capital costs for which GVC is not responsible pursuant to the provisions of this Section 8.5 that were not incurred prior to the Cutoff Date.

          8.5.5. GVC agrees to execute and deliver to the GVC Shareholders at Closing notes payable to the GVC Shareholders (the "Activity Notes") in an aggregate amount equal to the net undistributed revenue and expense of GVC as of the Cutoff Date, with each GVC Shareholder receiving an Activity Note in a face amount equal to the product of the aggregate amount of the net undistributed revenue and expenses of GVC as of the Cutoff Date multiplied by a fraction, the numerator of which is the number of shares of GVC Common Stock owned by that GVC
Shareholder on the Cutoff Date and the denominator of which is 50,000.   The
principal face amounts of the respective Activities Notes shall be determined using information available to Sub and GVC immediately prior to Closing and shall be subject to adjustment as provided in this Section 8.5. The Activity Notes shall be in the form of Exhibit B attached to and made a part of this Agreement. The Activity Notes will not bear interest and will mature on June 30, 1996. Adjustments to the amount of the Activity Notes will be determined during the period from the Cutoff Date to June 30, 1996 in accordance with this
Section 8.5. GVC may make payments to reduce the balance of the respective Activity Notes during the period from the Cutoff Date to the Effective Time.

          8.5.6. After the Effective Time, the GVC Shareholders will remain obligated to GVC for all unpaid amounts on the Funding Note and GVC will be obligated to the GVC Shareholders for all unpaid amounts on the Activity Notes. During the period from the Effective Time to June 30, 1996, the outstanding amounts of the Funding Note and the Activity Notes will be adjusted for information that becomes available regarding GVC activities that occurred prior to the Cutoff Date. On June 30, 1996, the GVC Shareholders will pay the remaining balance of the Funding Note and GVC will pay the remaining balance of the Activity Notes.

          8.5.7.   The GVC Financial Statements provided in accordance with
Section 6.21 are based on the best available information as of the Effective Time. As of the Effective Time, the GVC Shareholders will provide to the Parent and Sub all information pertaining to GVC transactions from the Cutoff Date to the Effective Time for purposes of preparing the March 1, 1996 financial statements and determining the amount of the Funding Note and the Activity Notes. The GVC Financial Statements will be revised to incorporate the additional information that becomes available subsequent to the Effective Time. On or before June 30, 1996, the Parent, Sub and the GVC Shareholders will prepare final GVC Financial Statements as of March 1, 1996 based on all available information.

          8.5.8. During the period from the Cutoff Date to the Effective Time, GVC will continue to process cash receipts and make cash disbursements required in the normal course of its business subject to the terms of this Agreement. Distributions will be made to and contributions received from the GVC Shareholders to the extent the underlying activities occurred prior to the Cutoff Date. Any such distributions or contributions will be recorded as adjustments to the balance of the Funding Note and Activity Notes as appropriate. Until the Effective Time, GVC and the GVC Shareholders agree that cash related to all transactions with respect to activities subsequent to the Cutoff Date will remain the property of GVC. The Parent, Sub and the GVC Shareholders agree to maintain adequate records to support the cash transactions being processed properly with respect to the Cutoff Date.

          8.5.9. As of the Cutoff Date, GVC was obligated to fund various construction activities related to the Grand Valley Gathering Systems and related facilities in which GVC owned an interest. These activities were subject to various funding requests and prepayments to the partnerships operating the Grand Valley Gathering Systems. The GVC Shareholders will be obligated only for the construction work completed and costs incurred through the Cutoff Date. GVC will be obligated for construction costs incurred subsequent to the Cutoff Date. Cash settlements of the Funding Note on June

30, 1996 will be made in a manner that properly charges the GVC Shareholders for costs incurred as of the Cutoff Date with consideration given to unapplied prepayments of GVC prior to the Cutoff Date.

          8.5.10. As of the Cutoff Date, GVC is a party to the construction and operation of a gas gathering system and related facilities in the Rulison field located in Garfield County, Colorado referred to as the Rulison Gathering System ("RGS") that is a part of the Grand Valley Gathering Systems. The Parties agree that the GVC Shareholders will be obligated for cost allocations with respect to the Grand Valley Gathering Systems in the aggregate and with respect to RGS individually through the Cutoff Date, including cost allocations resulting from any adjustments to the ownership interests in the Grand Valley Gathering Systems for time periods prior to and as of the Cutoff Date, and GVC will be responsible for the cost allocations for time periods subsequent to the Cutoff Date. The adjustments required as a result of this Section 8.5.10 will adjust the balances of the Funding Note and Activity Notes.

          8.5.11. The GVC Shareholders will be obligated for two-twelfths (2/12) of 1996 property taxes related to GVC's ownership in the Grand Valley Gathering Systems and the related facilities relating for the period from January 1, 1996 to the Cutoff Date. The tax amount due for 1996 will be determined based on the 1995 property tax bills. The property tax amount will be recorded as an adjustment to the Activity Notes.

     8.6. Interim Operations.  From the date of this Agreement to the
          ------------------
Effective Time, GVC will not, except as expressly contemplated by this Agreement or unless Sub gives its prior written approval: (a) amend or otherwise change its Articles Of Incorporation or Bylaws; (b) issue or sell or authorize for issuance or sale additional shares of any class of capital stock, or subscriptions, options (including employee stock options), warrants, rights or convertible securities or other agreements obligating GVC to issue shares of its capital stock, (c) declare, set aside, make or pay any dividend or other distribution with respect to its capital stock; (d) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; (e) issue any instrument that permits participation in the revenues or profits of GVC; (f) incur any indebtedness; (g) permit the sale or encumbrance of any of the assets of GVC; (h) enter into any employment or severance agreements or similar agreements with any person; or (i) agree to, make, engage in or allow to occur or continue any of the following:

             8.6.1.  Any material transaction;

             8.6.2.  Any capital expenditure;

             8.6.3. Any changes in its condition (financial or otherwise), liabilities, assets, or business that, when considered individually or in the aggregate, have a material adverse effect;

             8.6.4. The destruction of, damage to, or loss of any asset of GVC (regardless of whether covered by insurance) that, when considered individually or in the aggregate, has a material adverse effect upon the condition (financial or otherwise) or business of GVC;

             8.6.5. Any labor troubles or other events or conditions of any character that, when considered individually or in the aggregate, have a material adverse effect upon the condition (financial or otherwise) or business of GVC;

             8.6.6. Any change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates);

             8.6.7. Any increase in the salary or other compensation payable or to become payable to any of its officers or directors, or the declaration, payment, or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person;

             8.6.8. The material amendment or termination of any material contract, agreement, or license to which it is a party;

             8.6.9. Any loan to any person or entity, or the guaranteeing of any loan;

             8.6.10. Any mortgage, pledge or other encumbrance of any of its assets; or

             8.6.11.  The waiver or release of any right or claim.


        8.7. Reorganization.  During the period from the date of this Agreement
             --------------
through the Effective Time, unless the other Parties shall otherwise agree in writing, none of GVC, Parent, Sub, or any other Subsidiary of Parent shall knowingly take or fail to take any action which action or failure to act would jeopardize qualification of the Merger as a reorganization within the meaning of
Section 368(a) of the Code.

        8.8. Compliance With The Securities Act.  Prior to the Effective Time,
             ----------------------------------
GVC shall cause to be prepared and delivered to Parent a list (reasonably satisfactory to counsel for Parent) identifying all persons who, at the time of the Closing, may be deemed to be "affiliates" of GVC as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). The Company shall use its reasonable best efforts to cause each person who is identified as an Affiliate in such list to deliver to Parent on or prior to the Effective Time a written agreement, in the form previously approved by the Parties hereto, that such Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to such possible Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

        8.9. Registration Rights.
             -------------------

             8.9.1. Parent will no later than 20 days after the Closing file with the Securities And Exchange Commission (the "SEC") a registration statement covering the sale in the open market by the GVC Shareholders of the Parent Common Stock issued to the GVC Shareholders pursuant to this Agreement. Parent will undertake due diligence to cause the registration statement to become effective with the SEC as soon as possible after its filing.

             8.9.2. As to any registration statement, Parent's obligations contained in this Section 8.9 shall be conditioned upon timely receipt by the Company in writing of information as to the terms of the contemplated transfer to be registered furnished by and on behalf of the GVC Shareholders, and such other information as the Company reasonably may require from the GVC Shareholders or any underwriter for any shares of the Parent Common Stock for inclusion in the registration statement. Such information shall be provided to the Company in writing within 10 days after the request for that information by the Company.

          8.9.3. All registration expenses incurred by the Company in connection with any registration, qualification or compliance pursuant to this
Section 8.9, including reasonable printing expenses, fees and disbursements of the Company's counsel, and registration and filing fees relating to shares of Parent Common Stock to be registered on behalf of the Company pursuant to any registration statement required to be filed by the Company on behalf of the GVC Shareholders pursuant to this Section 2, shall be borne by the Company. All selling expenses, including commissions and brokers' or investment bankers' expense allowances, allocable to shares of Parent Common Stock registered on behalf of the GVC Shareholders shall be borne by the GVC Shareholders.

          8.9.4. In the case of a registration, qualification or compliance effected by the Company on behalf of the GVC Shareholders pursuant to this
Section 8.9, the Company shall keep the GVC Shareholders advised in writing as to the initiation of such registration, qualification, and compliance and as to the completion thereof. At its expense, the Company will keep such registration, qualification or compliance effective for a period of three years after the Closing or until the GVC Shareholders have completed the distribution described in the registration statement relating thereto, whichever first occurs.

          8.9.5. In the case of a registration, qualification or compliance effected by the Company on behalf of the GVC Shareholders pursuant to this
Section 8.9, the Company shall cooperate with the GVC Shareholders in taking such action as may be necessary to register or qualify the sale of the GVC Shareholders' shares of Parent Common Stock under the securities acts or blue sky laws of such jurisdictions as the GVC Shareholders may reasonably request and to do any and all other acts and things which may be necessary or advisable to enable the GVC Shareholders to complete such proposed sale or other distribution of the GVC Shareholders' shares of Parent Common Stock in any such jurisdiction; provided however, that in no event shall the Company be obligated to register or qualify under the blue sky laws of any state in which the Parent Common Stock currently is not qualified for resale, or be obligated to register or qualify the securities in any jurisdiction which would require Parent to qualify to do business or to file a general consent to service of process in any jurisdiction where it shall not then be qualified.

          8.9.6. Parent will indemnify and hold harmless the GVC Shareholders against any loss, claim, damage or liability (or action in respect thereof) to which the GVC Shareholders may become subject, under the Securities Act of 1933, as amended (the "Act"), or otherwise, insofar as any such loss, claim, damage or liability (or action in respect thereof) is caused by any untrue statement or alleged untrue statement of any material facts contained in the registration statement, any prospectus contained in the registration statement, or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading. Notwithstanding the foregoing provisions of this paragraph, Parent will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any of the GVC Shareholders or any agent or other representative of any of the GVC Shareholders.

          8.9.7. Each GVC Shareholder, jointly and severally, will indemnify and hold harmless Parent and any underwriter (as defined in the Act) for Parent and each person, if any, who controls Parent or such underwriter against any loss, claim, damage or liability (or action in respect thereof) to which Parent or such underwriter or controlling person may become subject, under the Act or otherwise, insofar as any such loss, claim, damage or liability (or action in respect thereof) is caused by any untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by the GVC Shareholders or any agent or other representative of the GVC Shareholders or other representative of the GVC Shareholders for use in the registration statement.

        8.10.  Accuracy Of Representations.  Each Party will take all reasonable
               ---------------------------
action necessary to render accurate, as of the Closing, its representations and warranties contained in this Agreement, and it will refrain from taking any action that would render any such representation or warranty inaccurate as of that time. Each Party will use its best efforts to perform or cause to be satisfied each covenant or condition to be performed or satisfied by it pursuant to the terms of this Agreement.

        8.11.  Consents, Waivers And Approvals.  As soon as practicable after
               -------------------------------
the date hereof, each of GVC and Sub shall use its respective best efforts to obtain in writing all such consents, waivers, approvals and authorizations required prior to the consummation of the Merger.

        8.12.  Notice Of Breach Of Warranty.  GVC will immediately give notice
               ----------------------------
to Sub of the occurrence of any event or the failure of any event to occur that has resulted in a breach of GVC's representations or warranties or a failure by GVC to comply with any covenant, condition or agreement contained in this Agreement. Each of Parent and Sub will immediately give notice to GVC of the occurrence of any event or the failure of any event to occur that has resulted in a breach of Parent's or Sub's representations or warranties or a failure by Parent or Sub to comply with any covenant, condition or agreement contained in this Agreement.

        8.13.  Additional Documents; Further Assurances.  In addition to the
               ----------------------------------------
schedules and other items specifically required to be furnished hereunder, GVC, Parent, and Sub hereby agree that each will promptly furnish to the other such further schedules, certificates and other instruments and take such other action as may reasonably be requested in order to effectuate the purposes of this Agreement.

        8.14.  Notice Of Inaccurate Information.  GVC, Parent and Sub each will
               --------------------------------
notify the other in writing as soon as possible of any events or occurrences that have happened or that may happen and that have caused or that may cause any of the information contained in this Agreement or in the Schedules to this Agreement to become inaccurate or incomplete.

        8.15.  Publicity.  All notices to third parties and all other publicity
               ---------
concerning the transactions contemplated by this Agreement shall be directed by Parent. Notwithstanding anything to the contrary in this Section, any Party to this Agreement shall be permitted unilaterally to make such notices and to engage in such publicity as it reasonably deems necessary to comply with applicable laws and regulations, including their respective reporting obligations under the 1934 Act. The provisions of this Section shall remain in effect only until the earlier to occur of the Closing or the termination of this Agreement.

     9. Conditions To Performance By All Parties.  The obligations of all
        ----------------------------------------
Parties to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

        9.1. The Merger shall have been approved by the board of directors and shareholders of GVC in accordance with the Kansas Code.

        9.2. The Merger shall have been approved by the board of directors of Parent, by the board of directors of Sub, and by Parent as the sole stockholder of Sub in accordance with the Colorado Act.

        9.3. At the Effective Time, there shall not be in effect any court order restraining or prohibiting consummation of the Merger, or any pending proceeding brought by, or before, any governmental commission, board, agency, court or body with a view to seeking, or in which it is sought, to restrain or prohibit consummation of the Merger or in which it is sought to obtain divestiture of a material amount of assets of either GVC and its Subsidiaries taken as a whole.

   10.  Conditions Precedent To Performance By GVC.  The obligations of GVC to
        ------------------------------------------
effect the Merger shall be, at GVC's option, subject to the fulfillment at or prior to the Effective Time of the following conditions (unless any or all of them is waived by GVC):

        10.1. The representations and warranties of Parent and Sub set forth in this Agreement including the attached Schedules, shall be true and correct in all material respects at and as of the date hereof and shall be true and correct in all material respects at and as of the Effective Time as though made at and as of the Effective Time, except for changes which do not have a Material Adverse Effect on Parent or Sub and except to the extent such representations and warranties are not true and correct by reason of actions permitted or authorized by this Agreement or consented to in writing by GVC. GVC shall have received a certificate of each of Parent and Sub, dated the Effective Time and duly executed by its respective President and Secretary, as to the accuracy of their respective representations and warranties as of the Effective Time.

        10.2. Each of Parent and Sub shall have performed all obligations required to be performed by them and shall have furnished all documents, schedules and instruments required to be furnished by them under this Agreement at or prior to the Effective Time. GVC shall have received a certificate of each of Parent and Sub, dated the Effective Time and duly executed by its respective President to this effect.

   11.  Conditions Precedent To Performance By Parent And Sub.  The
        -----------------------------------------------------
obligations of Parent and Sub to effect the Merger shall be, at Parent's and Sub's option, subject to the fulfillment at or prior to the Effective Time of the following conditions:

        11.1. The representations and warranties of GVC set forth in this Agreement, including the attached Schedules, shall be true and correct in all material respects at and as of the date hereof and shall be true and correct in all material respects at and as of the Effective Time as though made at and as of the Effective Time, except to the extent such representations and warranties are not true and correct by reason of actions permitted or authorized by this Agreement or consented to in writing by Parent and Sub. Parent and Sub shall have received a certificate of GVC, dated the Effective Time and duly executed by its President and Secretary as to the accuracy of its representations and warranties.

        11.2. GVC shall have performed all obligations required to be performed by it and shall have furnished all documents, schedules and instruments required to be furnished by it under this Agreement at or prior to the Effective Time. Parent and Sub shall have received a certificate of GVC, dated the Effective Time and duly executed by its President to this effect.

        11.3. Parent and Sub shall have received from GVC copies of the unaudited consolidated financial statements of GVC as of and for the period from January 1, 1996 through March 1, 1996, and those financial statements shall not reflect any materially adverse change from the unaudited financial statements of GVC dated as of and for the one-year period ended December 31, 1995 (in the form included in the GVC Financial Statements) in the financial condition or results of operations of GVC, except for changes or transactions, if any, contemplated by this Agreement.

        11.4. Parent and Sub shall have received a letter from GVC signed by its chief financial officer, dated the Effective Time stating that on the basis of a limited review (not an audit) of the latest available accounting records of GVC, consultations with other responsible officers of GVC and other pertinent inquiries that it may deem necessary, it has no reason to believe that during the period from January 1, 1996, to a specific date not more than five business days before the Effective Time there was any change in the financial condition or results of operations of GVC, except for (a) changes incurred in the ordinary and usual course of the businesses of GVC during that period that in the aggregate are not materially adverse, and (b) other changes or transactions, if any contemplated by this Agreement.

        11.5. GVC shall have obtained and delivered to Parent and Sub the agreements of affiliated shareholders called for by Section 8.8 hereof.

        11.6. No holders of the shares of GVC Common Stock outstanding prior to the Merger shall have exercised their appraisal rights in connection with the Merger.

        11.7. On or before the date of Closing, all necessary approvals and consents of any Parties as set forth in Schedule 6.5 shall have been obtained by GVC and delivered to Sub.

        11.8. At or before the Closing, Parent's and Sub's counsel shall have been furnished with all documents that it reasonably may require for the purpose of enabling it to pass upon the valid exchange of the Parent Common Stock for GVC Common Stock and in order to evidence the accuracy of any of the representations or warranties and the fulfillment of any of the conditions contained in this Agreement. All proceedings taken by GVC in connection with the consummation of transactions contemplated by this Agreement shall be satisfactory in form and substance to Parent and Sub and their counsel.

        11.9. Parent shall have received the written opinion of Howard, Weil, Labouisse, Friedrichs Incorporated to the effect that the Merger is fair to stockholders of Parent from a financial point of view.

        11.10. GVC Shareholders will cause the bank debt and related interest to be paid in full.

   12.  Indemnification By Parent.  Parent hereby agrees to indemnify and hold
        -------------------------
harmless GVC, GVC's officers, directors, shareholders, employees and agents against any and all losses, claims, damages, liabilities, costs and expenses (including but not limited to attorneys' fees and other expenses of investigation and defense of any claims or actions) to which they or any of them may become subject due to, or which results from, any of the following:

        12.1. Any breach of Parent's covenants, agreements, warranties or representations contained in this Agreement.

        12.2. Any misstatement of a material fact contained in this Agreement or in any of the documents executed in connection with transactions contemplated by this Agreement, but only if the misstatement relates to information concerning Parent and its operations.

        12.3. The omission to state any fact necessary to make the statements contained in this Agreement or in any of the documents executed in connection with the transactions contemplated by this Agreement not misleading, but only if the omission relates to information concerning Parent and its operations.

        12.4. The operations of Parent and the Significant Subsidiaries or the acts of their employees, acting in their capacities as such, prior to the Closing, except that Parent shall not indemnify GVC or its officers, directors, employees and agents for liabilities incurred by GVC in the ordinary course of business prior to the Closing.

        12.5. Actions or inactions of Parent, any Significant Subsidiary, or the agents of Parent or any Significant Subsidiary acting in their capacity as agents, prior to the Closing, except any such costs or losses incurred through reasonable and good faith acts in the ordinary course of the business of Parent and the Significant Subsidiaries.

   13.  Indemnification By GVC Shareholders.  Each GVC Shareholder hereby
        -----------------------------------
agrees to indemnify and hold harmless Parent, the Significant Subsidiaries, Parent's and the Significant Subsidiaries' officers, directors, employees and agents against any and all losses, claims, damages, liabilities, costs and expenses (including but not limited to attorneys' fees and other expenses of investigation and defense of any claims or actions) to which they or any of them may become subject due to, or which results from, any of the following:

        13.1. Any breach of GVC's covenants, agreements, warranties or representations contained in this Agreement.

        13.2. Any misstatement of a material fact contained in this Agreement or in any of the documents executed in connection with transactions contemplated by this Agreement, but only if the misstatement related to information concerning GVC and its operations.

        13.3. The omission to state any fact necessary to make the statements contained in this Agreement or in any of the documents executed in connection with the transactions contemplated by this Agreement (including without limitation the Registration Statement) not misleading, but only if the omission relates to information concerning GVC and its operations.

        13.4. The operations of GVC or the acts of their employees, acting in their capacities as such, prior to the Closing, except that GVC shall not indemnify Parent or the Significant Subsidiaries or their respective officers, directors, employees and agents for liabilities incurred by any of them in the ordinary course of business prior to the Closing.

        13.5. Actions or inactions of GVC, or the agents of GVC acting in their capacity as agents, prior to the Closing, except any such costs or losses incurred through reasonable and good faith acts in the ordinary course of the business of GVC.

   14.  Notice Of Claim.  Should any Party (the "Indemnified Party") suffer
        ---------------
any loss, damage or expense for which the other Party (the "Indemnifying Party") is obligated to indemnify and hold such Indemnified Party harmless pursuant to
Section 12 or 13 of this Agreement, the following shall apply: Promptly upon receipt by the Indemnified Party of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, with respect to any matter as to which the Indemnifying Party is obligated to indemnify the Indemnified Party under the provisions of this Agreement, the Indemnified Party shall give prompt notice thereof to the Indemnifying Party, together with a statement of such information respecting such matter as the Indemnified Party shall then have and a statement advising that the Indemnifying Party must notify it within 10 days whether the Indemnifying Party will undertake the defense of such matter. The Indemnifying Party shall not be obligated to indemnify the Indemnifying Party with respect to any matter hereunder if the Indemnified Party has failed to use its best efforts to notify the Indemnifying Party thereof in accordance with the provisions of the Agreement in sufficient time to permit the Indemnifying Party and its counsel to defend against such matter and to make a timely response thereto, including without limitation, the preparation and assertion of an answer or other responsive motion to a complaint, petition, notice or other legal, equitable or administrative process relating to any such claim. Notice of the intention of the Indemnifying Party to contest any such claim, and the identity of counsel that the Indemnifying Party intends to employ to contest any such claim, shall be given by the Indemnifying Party to the Indemnified Party within 10 days from the date of mailing to the Indemnifying Party of notice by the Indemnified Party of the assertion of any such claim. The Indemnified Party shall have the right to approve the counsel named in the Notice provided pursuant to the preceding sentence, provided that such approval shall not be unreasonably withheld. The Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing; however, such representation shall be at the Indemnified Party's own expense if the Indemnifying Party selects different counsel of its own choosing. If the Indemnifying Party does not elect to contest any such claim, the Indemnifying Party shall be bound by the results obtained with respect thereto by the Indemnified Party, including any settlement of such claim. If the Indemnifying Party elects to contest any claim, the Indemnified Party shall be bound by the results obtained with respect thereto by the Indemnifying Party, including any settlement of such claim.

   15.  Closing.  Subject to the terms and conditions contained in this
        -------
Agreement, the Closing shall take place at ____ p.m. Denver time on the third business day following the date of the GVC shareholders' meeting, or on such other date or at such other time as shall be agreed upon by GVC and Parent at the offices of Parent. At the Closing, the following shall occur:

        15.1. GVC shall deliver to Parent (a) the report of GVC's Chief Financial Officer or President dated as of the Closing as provided in Section 10.4; (b) a certificate executed by the President and Secretary of GVC dated as of the Closing certifying that the representations and warranties of GVC in this Agreement are true and correct in all material respects at and as of the Closing as though each representation and warranty had been made on that date; (c) the opinion of GVC's counsel dated as of the Closing, as provided in Section 10.5;
(d) the stock book, stock ledger, minute book and corporate seal of GVC, and (e) such other documents as are required to be delivered to Parent under the terms of this Agreement.

        15.2. Parent and Sub shall deliver to GVC (a) a certificate executed by the President and Secretary of each of Parent and Sub dated as of the Closing, certifying that the representations and warranties of Parent and Sub in this Agreement are true and correct in all material respects at and as of the Closing, as though each representation and warranty had been made on that date;
(b) the opinion of

Parent's counsel dated as of the Closing, as provided in Section ?; and (c) such other documents are required to be delivered to GVC under the terms of this Agreement.

        15.3. GVC, Parent, and Sub agree that they will at any time and from time to time after the Closing, upon the request of the other Party, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, powers of attorney and assurances as may be required for the purpose of effectuating the consummation of the transactions contemplated by this Agreement.

   16.  Termination And Abandonment Of The Merger.
        -----------------------------------------

        16.1.  Termination.  Anything herein or elsewhere to the contrary
               -----------
notwithstanding, this Agreement may be terminated and abandoned at any time before the consummation of the Merger whether before or after adoption and approval of the Merger and related matters by the shareholders of GVC by the mutual consent of the Boards of Directors of Parent and GVC.

        16.2.  Effect Of Termination.  In the event of termination and
               ---------------------
abandonment under Section 1.61, this Agreement shall forthwith become void and there shall be no liability on the part of any of GVC or Parent or their respective officers and directors, except that the provisions of the last sentence of Section 8.1 hereof and the provisions of Section 2.3 hereof shall continue in effect.

   17.  Amendment Or Waiver.  This Agreement may be amended, modified or
        -------------------
superseded, and any of the terms, covenants, representations, warranties or condition hereof may be waived, but only by a written instrument executed by GVC, Parent, and Sub; provided, however, that after approval by the GVC shareholders, the terms of the Merger concerning the ratio of the conversion of shares of GVC Common Stock may be amended, modified or superseded only with the approval of Parent and GVC and the GVC shareholders. Except as expressly otherwise required by the previous sentence or applicable law, no shareholders approval shall be required for any amendment, modification or waiver. No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any condition or any breach of any other term, representation or warranty in this Agreement.

   18.  Entire Agreement.  This Agreement, together with the Schedules hereto,
        ----------------
and the documents referred to herein, constitutes the entire agreement among the Parties with respect to the Merger, and supersedes all prior arrangements or understandings with respect thereto.

   19.  Notice.  All notices, requests, demands, directions and other
        ------
communications ("Notices") provided for in this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable Party at the address of such Party set forth below in this
Section 19. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the third business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective Party set forth in this Section 1.9. When sent by telecopier or facsimile, each such Notice shall be effective on the first business day on which or after which it is sent. Each such Notice shall be addressed to the Party to be notified as shown below:

        PARENT:

        Barrett Resources Corporation
        ATTN:  William J. Barrett

        Tower 3, Suite 1000
        1515 Arapahoe Street
        Denver, CO 80202
        Facsimile No.: (303) 629-8282

        SUB:

        Bargath Inc.
        ATTN:  William J. Barrett
        Tower 3, Suite 1000
        1515 Arapahoe Street
        Denver, CO 80202
        Facsimile No.: (303) 629-8522

        GVC:

        Grand Valley Corporation
        P.O. Box 780428
        1861 N. Rock Rd.
        Wichita, KS 67206
        Facsimile No.: (316) 686-6777

     Any Party may change his or its respective address for purposes of this
Section 1.9 by giving the other Party Notice of the new address in the manner set forth above.

     20.  Severability.  Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement shall be or become prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.

     21.  Headings.  The headings to this Agreement are for convenience only;
          --------
they form no part of this Agreement and shall not affect its interpretation.

     22.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     23.  Expenses.  Whether or not the transactions provided for herein are
          --------
consummated, each Party to this Agreement will pay its respective costs and expenses.

     24.  Nature And Survival Of Representation.  All statements contained in
          -------------------------------------
this Agreement and in the Schedules to this Agreement shall be deemed representations and warranties by the applicable Party under this Agreement. All representations and warranties made by the Parties in this Agreement or pursuant to this Agreement shall be true and accurate as of the Closing in all material respects. The obligation that the representations and warranties be accurate as of the Closing in all material respects shall survive the Closing. In addition, all obligations relating to indemnification under this Agreement shall survive the Closing.

     25.  Benefits And Assignment.  The provisions of this Agreement shall be
          -----------------------
binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns. The Parties agree that this Agreement is made solely for the benefit of the Parties and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successor" or the term "successors and assigns" as used in this Agreement shall not include any holders of the GVC Common Stock, or recipients of the Parent Common Stock pursuant to this Agreement.

     26.  Specific Performance.  Each Party's obligation under this Agreement is
          --------------------
unique. If any Party should default in its obligations under this Agreement, the Parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting Party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the Parties each expressly waive the defense that a remedy in damages will be adequate. Notwithstanding any breach or default by any of the Parties of any of their respective representations, warranties, covenants or agreements under this Agreement, if Closing occurs as contemplated, each of the Parties waives any rights that it or they may have to rescind this Agreement or the transactions consummated pursuant to it; provided, however, this wavier shall not affect any other rights or remedies available to the Parties under this Agreement or under the law.

     27.  Brokers.  Each of Parent, Sub, and GVC represents and warrants to the
          -------
others that all of their negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly, without the intervention of any other person, so as not to give rise to any valid claim against any Party hereto for a finder's fee, brokerage commission or other like payment.

     28.  Costs.  If any legal action or other proceeding is brought by one of
          -----
the Parties to this Agreement against another Party to this Agreement for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     29.  Termination On Default.  If Parent, Sub, or GVC materially defaults in
          ----------------------
the due and timely performance of any of its or their warranties, covenants or agreements under this Agreement, then the nondefaulting Party may at the time set for the Closing give notice of termination of this Agreement, in the manner provided in Section 1.9. A notice shall specify with particularity the default or defaults on which the notice is based. The defaulting Party, however, shall have the right to cure such default or defaults within 30 days after the date set for Closing. The termination shall be effective 30 days after the date set for Closing, unless the specific default or defaults have been cured on or before this effective date for termination.

     30.  Choice Of Law.  This Agreement shall be governed by, construed,
          -------------
interpreted and the rights of the Parties determined in accordance with the laws of the State of Colorado without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, the Parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives on the date first above written.

                                    PARENT:

ATTEST:


/s/ John F. Keller
- -----------------------------
John F. Keller, Secretary

                              SUB:

                              BARGATH INC.


                              By: /s/ William J. Barrett
                                  --------------------------------------
                                  William J. Barrett
                                  Chairman of the Board and Chief
                                    Executive Officer

ATTEST:


/s/ John F. Keller
- -----------------------------
John F. Keller, Secretary

                              GVC:



                              By: /s/ Russell D. Briggs
                                  --------------------------------------
                                  Signature


                              Russell D. Briggs, President
                              ------------------------------------------
                              Printed Name And Title

ATTEST:


/s/ Myrna D. Murphy
- ------------------------------
Secretary

                         Agreements Of GVC Shareholders
                         ------------------------------

     Each of the undersigned GVC Shareholders hereby acknowledges the benefits to be received by the GVC Shareholders pursuant to this Agreement and each of the undersigned GVC Shareholders agrees to, and agrees to be bound by, the provisions of Section 6.25, Section 8.5, Section 8.9, Section 13, and Section 14 of this Agreement.


                             GVC SHAREHOLDERS:


Date: April 10, 1996               /s/ C. Robert Burford
      ---------------              ---------------------------------------
                                   C. Robert Buford, Individually



Date: April 10, 1996               /s/ Robert Canterbury Buford
      ---------------              ---------------------------------------
                                   Robert Canterbury Buford, Individually



Date: April 10, 1996               /s/ Martha Josephine Buford
      ---------------              ---------------------------------------
                                   Martha Josephine Buford, Individually



Date: April 10, 1996               /s/ Anne Sharp Buford
      ---------------              ---------------------------------------
                                   Anne Sharp Buford, Individually

                                     * * * * *